NEMUS BIOSCIENCE, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose
The purpose of the Audit Committee (the "Committee") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
The Committee's responsibilities are limited to oversight.  The Company's management is responsible for establishing and maintaining accounting policies and procedures in accordance with generally accepted accounting principles ("GAAP") and other applicable reporting and disclosure standards and for preparing the Company's financial statements.  The Company's independent auditors are responsible for auditing and reviewing those financial statements. The Audit Committee is responsible for the approval of the financial statements for issuance.  Each member of the Committee is entitled to rely on the integrity of those persons within the Company and from the professionals and experts from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
II.	Composition
The Committee must consist of at least two directors. Each Committee member must satisfy the independence requirements of the Nasdaq Stock Market LLC ("Nasdaq") and the more rigorous independence rules for members of the Audit Committee issued by the Securities and Exchange Commission (the "SEC"),  subject to any available exception. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, cash flow statement and the related footnote disclosures.  At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee must be a financial expert as defined under SEC rules, or the Company must disclose the reasons why at least one member of the Committee is not a financial expert.
Committee members may be removed from the Committee, with or without cause, by the Board.  Unless a Chair is designated by the Board, the Committee may designate a Chair by majority vote of the full Committee membership.
III.	Meetings, Procedures and Authority
The Committee has the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

The Committee may retain any independent counsel, experts or advisors that the Committee believes to be necessary or appropriate.  The Company must provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee may conduct or authorize investigations into any matters within the scope of the duties and responsibilities delegated to the Committee.
IV.	Duties and Responsibilities
Interaction with the Independent Auditor
1.   Appointment and Oversight.  The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor and each such other registered public accounting firm must report directly to the Committee.  The Committee, or the Chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Committee or if such service falls within available exceptions under SEC rules.
2.   Annual Report on Independence.  The Committee must ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and the Company, must actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor, and, if the Committee determines that further inquiry is advisable, must take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.
Other Duties and Responsibilities
3.   Complaint Procedures.  The Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
4.   Review of Code of Ethics.  The Committee must, at least annually, consider and discuss with management and the independent auditor the Company's Code of Ethics and the procedures in place to enforce the Code of Ethics.  The Committee must also consider and discuss and, as appropriate, grant requested waivers from the Code of Ethics brought to the attention of the Committee, though the Committee may defer any decision with respect to any waiver to the Board.

5.   Review of Related Person Transactions.  The Committee must review all related person transactions as defined by Item 404 of Regulation S-K on an ongoing basis and all such transactions must be approved by the Committee.
6.   Review of this Charter.  The Committee must annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.
7.    The Audit Committee is responsible for reporting to the Board of Directors on matters required by this charter or requested by the Board.

8.   The Audit Committee will discuss with the Company's legal department any matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls, including corporate securities trading policies.

9.   The Audit Committee will prepare the report required by the rule of the SEC to be included in the Company's annual proxy statement
V.	Delegation of Duties
In fulfilling its responsibilities, the Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

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